UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 24, 2007
BOARDWALK BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	000-1354835 (Commission File Number)	20-4392739 (IRS Employer Ident. No.)

201 Shore Road, Linwood, New Jersey (Address of principal executive offices)	08221 (Zip Code)
(609) 601-0600
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 26, 2007, Boardwalk Bancorp, Inc. (“Boardwalk”) and Cape Savings Bank (“Cape Savings”) announced that they had entered into an Agreement and Plan of Reorganization, dated as of July 26, 2007 (the “Merger Agreement”), which sets forth the terms and conditions pursuant to which Boardwalk will be merged with and into Cape Bancorp, Inc. (“Cape Bancorp”), a new corporation being organized to facilitate the conversion of Cape Savings (the “Merger”). Under the terms of the Merger Agreement, shareholders of Boardwalk will be entitled to receive $23.00 per share, in the form of Cape Bancorp common stock, cash or a combination of cash and Cape Bancorp common stock, subject to the election and proration procedures set forth in the Merger Agreement that require 50% of the merger consideration will be in Cape Bancorp common stock and 50% of the merger consideration will be in cash. For additional information, reference is made to the press release dated July 26, 2007, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Merger Agreement and related documents will be filed by amendment to this Current Report on Form 8-K.
Item 2.02 Results of Operation and Financial Condition.
     On July 24, 2007, Boardwalk issued a press release discussing Boardwalk’s second quarter 2007 operating results. The press release, attached as Exhibit 99.2 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
99.1 Press release, dated July 26, 2007, of Boardwalk Bancorp, Inc.
99.2 Press release, dated July 24, 2007, of Boardwalk Bancorp, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOARDWALK BANCORP, INC.
Dated: July 27, 2007	By:	/s/ Michael D. Devlin
Michael D. Devlin
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 26, 2007, of Boardwalk Bancorp, Inc.

99.2	Press release, dated July 24, 2007, of Boardwalk Bancorp, Inc.